Exhibit 99

                                                          FOR IMMEDIATE RELEASE
Media Contact Information:                        Investor Contact Information:
         Lori Gorski                                     J. Timothy Corcoran
Phone:   781-622-1242                                    Phone: 781-622-1111
E-mail:  lori.gorski@thermo.com                 E-mail:  tim.corcoran@thermo.com
Website: www.thermo.com

        Thermo Electron Reports 2003 Fourth-Quarter and Year-End Results

WALTHAM, Mass. (February 4, 2004) - Thermo Electron Corporation (NYSE: TMO) today reported GAAP diluted earnings per share (EPS) of $.37 for the fourth quarter of 2003, compared with $.51 in the year-ago period, primarily due to lower gains in 2003 from discontinued operations and the sale of securities. Fourth-quarter revenues were $583.4 million, up 3 percent from $568.7 million a year ago. GAAP operating margin rose to 9.4 percent in the 2003 quarter, versus
6.8 percent in 2002.

Adjusted EPS increased 13 percent for the fourth quarter of 2003 to $.35, compared with $.31 in 2002. Adjusted operating margin rose 140 basis points to
13.5 percent, compared with 12.1 percent a year ago. Adjusted EPS and adjusted operating margin are non-GAAP measures that exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS also excludes income from the sale of shares of FLIR Systems and Thoratec Corporation, gains/losses on the early retirement of debt, gains/losses on disposal of discontinued operations, tax provisions/benefits related to the previous items, and benefit from tax credit carryforwards. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the accompanying consolidated statements of income.

Organic revenues for the quarter declined 3 percent, including the effect of a $26.8 million shipment of explosives-detection instruments to the U.S. Transportation Safety Agency (TSA) in the fourth quarter of 2002, which lowered the 2003 quarter's growth rate by 5 percent. Organic revenues exclude the effects of currency translation, which increased revenues by 7 percent, and acquisitions/divestitures, which reduced revenues by 1 percent.

For the full year, Thermo reported GAAP diluted earnings per share of $1.20 in 2003, versus $1.73 a year ago, again primarily due to lower gains in 2003 from discontinued operations and from the sale of securities. Adjusted EPS rose 10 percent to $1.09, versus $.99 in 2002. Revenues increased slightly in 2003 to $2.10 billion, compared with $2.09 billion in 2002. GAAP operating margin rose to 8.8 percent in 2003, compared with 7.5 percent a year ago. Adjusted operating margin increased to 11.6 percent, versus 10.8 percent in 2002.

Marijn E. Dekkers, president and chief executive officer of Thermo Electron, said, "We are very pleased to complete 2003 with strong gains in adjusted EPS and operating margins. We also nearly doubled our cash flow from continuing operations over the same quarter a year ago to $115 million. While we continue to improve productivity, I am encouraged by the increase in reported revenues during the quarter in spite of a difficult year-to-year comparison. Our strong focus on growing revenues by providing our customers with better products and services is beginning to pay off.

"No question, the overall tone of business is improving across all our markets. We reported solid revenue growth in our Life and Laboratory Sciences segment, and earnings performance significantly improved in Optical Technologies. We greatly expanded our offerings after completing three acquisitions in the quarter - Jouan, LMSi, and the personal radiation-detection business of Siemens
- which add approximately $110 million in annual revenues and are expected to add $.03 to adjusted EPS in 2004. We are making good progress toward our goal of becoming the world's leading instruments company, and are pursuing opportunities for growth with the same intensity that drove our integration efforts over the past few years."

Mr. Dekkers continued, "With good momentum going into 2004, our goal is to report $.25 to $.27 in adjusted EPS for the first quarter and $1.23 to $1.28 for the full year." This guidance excludes approximately $.02 of expense per quarter from the amortization of acquisition-related intangible assets, and also excludes restructuring and other costs/income and gains and losses from the sale of businesses, real estate, and our remaining interest in Thoratec, as well as unusual items we may have in the future.

Life and Laboratory Sciences
The Life and Laboratory Sciences segment reported a significant increase in 2003 fourth-quarter revenues, up 13 percent to $377 million, compared with $333 million in 2002; organic revenues rose 5 percent. The effect of currency translation increased revenues by 8 percent. The organic revenue growth is primarily a result of strong sales of our mass spectrometry instruments and rapid diagnostic tests used to detect flu. GAAP operating margin was 14.9 percent in the 2003 quarter, up from 14.3 percent a year ago. Adjusted operating margin was 18.1 percent in 2003, versus 18.5 percent in 2002.

We continue to broaden both our technology and services offerings. Several new products generated strong orders in the fourth quarter, including the Finnigan LTQ(TM) FT hybrid and Finnigan LTQ(TM) linear ion trap mass spectrometers, as well as the Shandon Excelsior(TM) automated tissue processor. The acquisition of Jouan greatly increases the breadth of our sample preparation equipment offerings, while Laboratory Management Systems, Inc. (LMSi) adds key instrument validation and regulatory consulting expertise to our rapidly growing services business. In addition, we formed a strategic alliance with Johnson & Johnson's Ortho-Clinical Diagnostics business for the distribution of our clinical automation systems in North America.

Measurement and Control
Fourth-quarter revenues in the Measurement and Control segment were $153 million in 2003, versus $176 million in 2002. Organic revenues declined 17 percent compared with the 2002 period, including the sale of explosives-detection instruments to the TSA, which lowered the 2003 quarter's growth rate by 16 percent. The effect of currency translation increased revenues by 5 percent, while acquisitions/divestitures decreased revenues by 1 percent. GAAP operating margin increased to 6.2 percent in 2003, versus 5.6 percent a year ago. Adjusted operating margin was 9.3 percent, down from 10.1 percent in 2002.

Optical Technologies
In the Optical Technologies segment, revenues were $57 million for the fourth quarter of 2003, versus $64 million in 2002; organic revenues declined 11 percent. Although year-to-year revenue comparisons were down, the segment experienced sequential growth in revenues of 9 percent, reflecting the upturn in microelectronics and other industrial markets addressed by our lasers and photonics products. The effect of currency translation increased revenues by 4 percent, but was offset by a divestiture that reduced revenues by the same percentage. GAAP operating margin was negative 1.5 percent for the 2003 period, versus negative 12.1 percent in 2002. The segment reported a significant rise in adjusted operating margin of 6.1 percent in the 2003 quarter, compared with 0.1 percent last year, resulting mainly from continued productivity gains.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS and adjusted operating margin, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS also excludes certain other gains and losses, tax provisions/benefits related to the previous items, and benefit from tax credit carryforwards. We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods. We also use the concept of organic revenue growth, which excludes the effects of currency translation and acquisitions/divestitures. We believe that the inclusion of such measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts.

Specifically:

     - We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities, in connection with the final phase of our overall reorganization, which we expect will be substantially complete in 2004. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

     - We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 10 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

     - We also exclude certain gains/losses and related tax effects, as well as benefit from tax credit carryforwards, that are either isolated or cannot be expected to occur again with any regularity or predictability, such as those arising from the sale of a business or real estate, the sale of our remaining equity interests in Thoratec and FLIR Systems, and the early retirement of debt, which we believe are not indicative of our normal operating gains and losses.

Thermo's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Thermo's results of operations included in this press release are not meant to be considered superior to or a substitute for Thermo's results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables and/or the text of this press release. Thermo's earnings guidance, however, is only provided on an adjusted basis. It is not feasible to provide GAAP EPS guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as decisions concerning the location and timing of facility consolidations, and the timing of and proceeds from the sale of our remaining equity interest in Thoratec. We no longer own any shares of FLIR Systems.

Conference Call
Thermo Electron will hold its earnings conference call on Thursday, February 5, at 11 a.m. Eastern time. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. You can also listen to the call live on the Web by visiting www.thermo.com. Click on "About Thermo," then "Investors." An audio archive of the call will be available in that section of our Web site until Friday, March 5, 2004. You will also find this press release, including the accompanying reconciliation of non-GAAP financial measures, under the heading "Press Releases," and related information under "Financial Reports," in the Investors section of our Web site.

About Thermo Electron
A world leader in high-tech instruments, Thermo Electron Corporation helps life science, laboratory, and industrial customers advance scientific knowledge, enable drug discovery, improve manufacturing processes, and protect people and the environment with instruments, scientific equipment, and integrated software solutions. Based in Waltham, Massachusetts, Thermo Electron has revenues of more than $2 billion, and employs approximately 11,000 people in 30 countries worldwide. For more information, visit www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2003. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic slowdown and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, retention of contingent liabilities from businesses we sold, integration and consolidation of instrument businesses, realization of potential future savings from new sourcing initiatives, implementation of new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, and potential impairment of goodwill. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Consolidated Statement of Income (unaudited)
                                                                                             Three Months Ended
                                                            ------------------------------------------------------------------------
                                                                      Dec. 31, 2003                         Dec. 28, 2002
                                                            ----------------------------------     ---------------------------------
(In thousands except per share amounts)                       Reported (a)       Adjusted (b)       Reported (a)       Adjusted (b)
------------------------------------------------------------------------------------------------------------------------------------

Revenues                                                      $    583,409        $   583,409       $    568,745       $    568,745
                                                            ---------------    ---------------     --------------    ---------------
Costs and Operating Expenses:
   Cost of revenues (c)                                            318,280            318,209            323,470            317,621
   Selling, general, and administrative expenses                   149,309            149,309            144,235            144,235
   Amortization of acquisition-related intangible assets             2,502                -                2,811               -
   Research and development expenses                                37,041             37,041             38,188             38,188
   Restructuring and other costs, net (d)                           21,462                -               21,369                -
                                                            ---------------    ---------------     --------------    ---------------
                                                                   528,594            504,559            530,073            500,044
                                                            ---------------    ---------------     --------------    ---------------

Operating Income                                                    54,815             78,850             38,672             68,701
Interest Income                                                      2,002              2,002              9,685              9,685
Interest Expense                                                    (2,788)            (2,788)            (8,357)            (8,357)
Other Income, Net (e)                                                6,545                595             19,672              3,233
                                                            ---------------    ---------------     --------------    ---------------
Income from Continuing Operations Before Income Taxes               60,574             78,659             59,672             73,262
Provision for Income Taxes (f)                                     (11,404)           (20,990)           (17,520)           (21,126)
                                                            ---------------    ---------------     --------------    ---------------

Income from Continuing Operations                                   49,170             57,669             42,152             52,136
Gain on Disposal of Discontinued Operations (net of income tax provision of $7,177 in 2003; includes tax benefit
  of $7,600 in 2002)                                                12,758                -               45,000                -
                                                            ---------------    ---------------     --------------    ---------------
Net Income                                                    $     61,928       $     57,669       $     87,152       $     52,136
                                                            ===============    ===============     ==============    ===============
Earnings per Share from Continuing Operations:
    Basic                                                     $        .30                          $        .26
                                                            ===============                        ==============
    Diluted                                                   $        .30                          $        .25
                                                            ===============                        ==============
Earnings per Share (g):
    Basic                                                     $        .38                          $        .53
                                                            ===============                        ==============
    Diluted                                                   $        .37       $        .35       $        .51      $         .31
                                                            ===============    ===============     ==============    ===============
Weighted Average Shares:
    Basic                                                          163,427                               163,214
                                                            ===============                        ==============
    Diluted                                                        167,812            167,812            175,248            175,248
                                                            ===============    ===============     ==============    ===============

(a)  Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b)  Adjusted results are non-GAAP measures and exclude inventory charges (note c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences of these items and other tax benefit (note f), and gain on disposal of discontinued operations.
(c)  Reported results in 2003 include $71,000 of charges primarily for the sale of inventories revalued at the date of acquisition.
     Reported  results in 2002 include $5,563,000 of inventory writedowns for the abandonment of a product line and $286,000 of charges for the sale of inventories revalued at the date of acquisition.
(d)  Reported results in 2003 include  restructuring  and other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; and legal/advisory fees associated with a reorganization of the company's non-U.S.
     subsidiary structure. Reported results in 2002 include restructuring and other items consisting principally of severance;
     abandoned facility and other expenses of real estate consolidation; net losses on the sale of a business and  property; and
     legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure.
(e)  Reported results include $5,950,000 of gains from the sale of shares of Thoratec Corporation in 2003, and $16,937,000 of gains from the sale of shares of FLIR Systems, Inc. in 2002. Reported results also include losses of $498,000 in 2002 on the early retirement of debt. These items have been excluded from adjusted results.
(f)  Adjusted provision for income taxes excludes $5,871,000 and $3,606,000 of incremental tax benefit in 2003 and 2002, respectively, for the items in (b) through (e) and in 2003 excludes $3,715,000 of tax benefit from the sale of a business.
(g)  Reported earnings per share and adjusted earnings per share exclude interest expense on convertible debentures of $413,000 and $2,154,000, net of tax, in 2003 and 2002, respectively, for the assumed conversion of such convertible debentures.


Segment Data (h)(i)(j)(k)                                                                                 Three Months Ended
                                                                                                -----------------------------------
(In thousands except percentage amounts)                                                           Dec. 31, 2003      Dec. 28, 2002
------------------------------------------------------------------------------------------------------------------------------------
Life and Laboratory Sciences
  Revenues                                                                                         $   376,723        $   332,687
                                                                                                ----------------    ---------------

  GAAP Operating Income                                                                                 56,007             47,600
  Cost of Revenue Charges (l)                                                                              -                   21
  Restructuring and Other Items (m)                                                                     10,457             12,096
  Amortization of Acquisition-related Intangible Assets                                                  1,684              1,774
                                                                                                ----------------    ---------------
  Adjusted Operating Income                                                                        $    68,148        $    61,491
                                                                                                ----------------    ---------------
  GAAP Operating Margin                                                                                  14.9%              14.3%
  Adjusted Operating Margin                                                                              18.1%              18.5%

Measurement and Control
  Revenues                                                                                         $   153,216        $   175,646
                                                                                                ----------------    ---------------

  GAAP Operating Income                                                                                  9,473              9,797
  Cost of Revenue Charges (l)                                                                               71                 54
  Restructuring and Other Items (m)                                                                      4,099              7,089
  Amortization of Acquisition-related Intangible Assets                                                    647                763
                                                                                                ----------------    ---------------
  Adjusted Operating Income                                                                        $    14,290        $    17,703
                                                                                                ----------------    ---------------
  GAAP Operating Margin                                                                                   6.2%               5.6%
  Adjusted Operating Margin                                                                               9.3%              10.1%

Optical Technologies
  Revenues                                                                                         $    56,817        $    64,000
                                                                                                ----------------    ---------------
  GAAP Operating Income (Loss)                                                                            (847)            (7,757)
  Cost of Revenue Charges (l)                                                                              -                5,774
  Restructuring and Other Items (m)                                                                      4,137              1,766
  Amortization of Acquisition-related Intangible Assets                                                    171                274
                                                                                                ----------------    ---------------

  Adjusted Operating Income                                                                        $     3,461        $        57
                                                                                                ----------------    ---------------
  GAAP Operating Margin                                                                                  (1.5%)            (12.1%)
  Adjusted Operating Margin                                                                               6.1%               0.1%

Consolidated (including Corporate Costs)
  Revenues                                                                                         $   583,409        $   568,745
                                                                                                ----------------    ---------------
  GAAP Operating Income                                                                                 54,815             38,672
  Cost of Revenue Charges (l)                                                                               71              5,849
  Restructuring and Other Items (m)                                                                     21,462             21,369
  Amortization of Acquisition-related Intangible Assets                                                  2,502              2,811
                                                                                                ----------------    ---------------

  Adjusted Operating Income                                                                        $    78,850        $    68,701
                                                                                                ----------------    ---------------
  GAAP Operating Margin                                                                                   9.4%               6.8%
  Adjusted Operating Margin                                                                              13.5%              12.1%

(h)  GAAP operating income (loss) and GAAP operating  margin were determined in accordance with U.S. generally accepted accounting principles.
(i)  Adjusted operating income and adjusted operating margin are non-GAAP measures and exclude the items in notes (c) and (d)and amortization of acquisition-related intangible assets.
(j)  Segment data for 2002 has been revised, consistent with the presentation in 2003, to reflect a realignment of several businesses among the segments and for an  allocation to the segments of some costs previously reported as corporate expenses.
(k)  Depreciation expense in 2003 was $5,752,000 at Life and Laboratory Sciences, $3,018,000 at Measurement and Control, $2,854,000
     at Optical Technologies, and $12,460,000 Consolidated.  Depreciation expense in 2002 was $5,403,000 at Life and Laboratory
     Sciences, $2,549,000 at Measurement and Control, $2,688,000 at Optical Technologies, and $11,366,000 Consolidated.
(l)  Includes items described in note (c).
(m)  Includes items described in note (d).

Consolidated Statement of Income

                                                                                           Twelve Months Ended
                                                            ------------------------------------------------------------------------
                                                                      Dec. 31, 2003                         Dec. 28, 2002
                                                            ---------------------------------          -----------------------------
(In thousands except per share amounts)                        Reported (a)      Adjusted (b)       Reported (a)        Adjusted (b)
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                                      $  2,097,135       $  2,097,135       $  2,086,355        $ 2,086,355
                                                            ---------------    --------------    ----------------     --------------
Costs and Operating Expenses:
   Cost of revenues (c)                                          1,149,120          1,149,049          1,158,979          1,149,853
   Selling, general, and administrative expenses                   558,234            558,234            556,337            556,337
   Amortization of acquisition-related intangible assets             9,904               -                 8,319                -
   Research and development expenses                               146,394            146,394            155,121            155,121
   Restructuring and other costs, net (d)                           48,709               -                52,146                -
                                                            ---------------    --------------    ----------------     --------------
                                                                 1,912,361          1,853,677          1,930,902          1,861,311
                                                            ---------------    --------------    ----------------     --------------
Operating Income                                                   184,774            243,458            155,453            225,044
Interest Income                                                     19,673             19,673             47,874             47,874
Interest Expense                                                   (18,676)           (18,676)           (40,916)           (40,916)
Other Income, Net (e)                                               32,862              3,905            124,083             14,143
                                                            ---------------    --------------    ----------------     --------------

Income from Continuing Operations Before Income Taxes and
  Minority Interest                                                218,633            248,360            286,494            246,145
Provision for Income Taxes (f)                                     (45,936)           (66,809)           (92,465)           (75,058)
Minority Interest Income (f)                                          -                  -                   331                324
                                                            ---------------    --------------    ----------------     --------------

Income from Continuing Operations                                  172,697            181,551            194,360            171,411
Gain on Disposal of Discontinued Operations (net of income tax provision of $8,141 in 2003; includes tax benefit
  of $21,008 in 2002)                                               27,312               -               115,370               -
                                                            ---------------    --------------    ----------------     --------------

Net Income                                                    $    200,009       $    181,551       $    309,730       $    171,411
                                                            ===============    ==============    ================     ==============
Earnings per Share from Continuing Operations:
    Basic                                                     $       1.06                          $       1.15
                                                            ===============                      ================
    Diluted                                                   $       1.04                          $       1.12
                                                            ===============                      ================
Earnings per Share (g):
    Basic                                                     $       1.23                          $       1.84
                                                            ===============                      ================
    Diluted                                                   $       1.20       $       1.09       $       1.73       $        .99
                                                            ===============    ==============    ================     ==============
Weighted Average Shares:
    Basic                                                          162,713                               168,572
                                                            ===============                      ================
    Diluted (h)                                                    170,730            170,730            186,611            185,824
                                                            ===============    ==============    ================     ==============

(a)  Reported results were determined in accordance with U.S. generally accepted accounting principles(GAAP).
(b)  Adjusted results are non-GAAP measures and exclude inventory charges (note c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences of these items and other tax benefit (note f), and gain on disposal of discontinued operations.
(c)  Reported results in 2003 include $71,000 of charges primarily for the sale of inventories revalued at the date of acquisition.
     Reported results in 2002 include charges of $6,722,000 of inventory writedowns for the abandonment of product lines and
     $2,404,000 of charges for the sale of inventories revalued at the date of acquisition.
(d)  Reported results in 2003 include restructuring  and other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; a writedown to disposal value of a product line and a business that were sold in
     October 2003; net gains on the sale of a product line and property; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure.  Reported results in 2002 include restructuring and other items consisting principally of charges for abandoned equipment at Spectra-Physics; severance; abandoned facility and other expenses of real estate consolidation; cancellation penalties on capital equipment purchases; impairment of abandoned assets; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure. These items are net of gains on the sale of businesses.
(e)  Reported results include $16,279,000 of gains from the sale of shares of Thoratec Corporation in 2003, and  $13,654,000 and
     $111,432,000 of gains from the sale of shares of FLIR Systems, Inc. in 2003 and 2002, respectively.   Reported results also
     include losses of $976,000 and $1,492,000 in 2003 and 2002, respectively, on the early retirement of debt. These items have been excluded from adjusted results.
(f)  Adjusted results exclude $8,132,000 of incremental tax benefit in 2003, and $17,407,000 and $7,000 of incremental tax provision and minority interest income, respectively, in 2002, for the items in (b) through (e) and in 2003 exclude $9,026,000 of tax benefit from the reversal of a valuation allowance due to expected utilization of foreign tax credit carryforwards and
     $3,715,000 of tax benefit from the sale of a business.
(g)  Reported earnings per share excludes interest expense on convertible debentures of $4,830,000 and $13,986,000, net of tax, in
     2003 and 2002, respectively, for the assumed conversion of such convertible debentures.  Adjusted earnings per share excludes interest expense on convertible debentures of $4,830,000 and $13,198,000, net of tax, in 2003 and 2002, respectively, for the assumed conversion of such convertible debentures.
(h)  Adjusted weighted average diluted shares reflect the dilutive effect on the convertible debentures of the adjustments to net income as described in notes (b) through (g).
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

Segment Data (i)(j)(k)(l)                                                                                 Twelve Months Ended
                                                                                             ---------------------------------------
(In thousands except percentage amounts)                                                           Dec. 31, 2003       Dec. 28, 2002
------------------------------------------------------------------------------------------------------------------------------------
Life and Laboratory Sciences
  Revenues                                                                                         $ 1,291,430        $ 1,204,232
                                                                                                 ----------------    ---------------
  GAAP Operating Income                                                                                182,589            172,910
  Cost of Revenue Charges (m)                                                                             -                 1,251
  Restructuring and Other Items (n)                                                                     21,808             17,968
  Amortization of Acquisition-related Intangible Assets                                                  6,591              5,630
                                                                                                 ----------------    ---------------
  Adjusted Operating Income                                                                        $   210,988        $   197,759
                                                                                                 ----------------    ---------------
  GAAP Operating Margin                                                                                   14.1%              14.4%
  Adjusted Operating Margin                                                                               16.3%              16.4%

Measurement and Control
  Revenues                                                                                         $   606,197        $   636,025
                                                                                                 ----------------    ---------------
  GAAP Operating Income                                                                                 44,549             45,862
  Cost of Revenue Charges (m)                                                                               71              1,384
  Restructuring and Other Items (n)                                                                     10,214             12,226
  Amortization of Acquisition-related Intangible Assets                                                  2,446              1,613
                                                                                                 ----------------    ---------------
  Adjusted Operating Income                                                                        $    57,280        $    61,085
                                                                                                 ----------------    ---------------
  GAAP Operating Margin                                                                                    7.3%               7.2%
  Adjusted Operating Margin                                                                                9.4%               9.6%

Optical Technologies
  Revenues                                                                                         $   211,758        $   258,640
                                                                                                 ----------------    ---------------
  GAAP Operating Loss                                                                                  (11,731)           (30,986)
  Cost of Revenue Charges (m)                                                                             -                 6,491
  Restructuring and Other Items (n                                                                      11,559             19,391
  Amortization of Acquisition-related Intangible Assets                                                    867              1,076
                                                                                                 ----------------    ---------------
  Adjusted Operating Income (Loss)                                                                 $       695        $    (4,028)
                                                                                                 ----------------    ---------------
  GAAP Operating Margin                                                                                  (5.5%)            (12.0%)
  Adjusted Operating Margin                                                                                0.3%             (1.6%)

Consolidated (including Corporate Costs)
  Revenues                                                                                         $ 2,097,135        $ 2,086,355
                                                                                                 ----------------    ---------------
  GAAP Operating Income                                                                                184,774            155,453
  Cost of Revenue Charges (m)                                                                               71              9,126
  Restructuring and Other Items (n)                                                                     48,709             52,146
  Amortization of Acquisition-related Intangible Assets                                                  9,904              8,319
                                                                                                 ----------------    ---------------
  Adjusted Operating Income                                                                        $   243,458        $   225,044
                                                                                                 ----------------    ---------------
  GAAP Operating Margin                                                                                    8.8%               7.5%
  Adjusted Operating Margin                                                                               11.6%              10.8%

(i)  GAAP operating income (loss)and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(j)  Adjusted operating income (loss) and adjusted operating margin are non-GAAP measures and exclude the items in notes (c)and (d)
     and amortization of acquisition-related intangible assets.
(k)  Segment data for 2002 has been revised, consistent with the presentation in 2003, to reflect a realignment of several businesses among the segments and for an  allocation  to the  segments of some costs previously reported as corporate expenses.
(l)  Depreciation expense in 2003 was $23,211,000 at Life and Laboratory Sciences, $10,698,000 at Measurement and Control,
     $11,523,000 at Optical Technologies, and $48,644,000 Consolidated.  Depreciation expense in 2002 was $21,616,000 at Life and
     Laboratory Sciences, $11,065,000 at Measurement and Control, $12,496,000 at Optical Technologies, and $48,057,000 Consolidated.
(m)  Includes items described in note (c).
(n)  Includes items described in note (d).

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
Condensed Consolidated Balance Sheet

(In thousands)                                                                                     Dec. 31, 2003       Dec. 28, 2002
------------------------------------------------------------------------------------------------------------------------------------
Current Assets:
  Cash and cash equivalents                                                                            303,912            339,038
  Short-term available-for-sale investments                                                            114,326            536,430
  Accounts receivable, net                                                                             460,926            429,740
  Inventories                                                                                          343,758            332,804
  Other current assets                                                                                 172,334            133,547
                                                                                                -----------------    ---------------
                                                                                                     1,395,256          1,771,559
                                                                                                -----------------    ---------------
Property, Plant, and Equipment, Net                                                                    300,702            272,908
                                                                                                -----------------    ---------------
Other Assets                                                                                           135,834            190,803
                                                                                                -----------------    ---------------
Goodwill                                                                                             1,557,177          1,416,205
                                                                                                -----------------    ---------------
                                                                                                   $ 3,388,969        $ 3,651,475
                                                                                                =================    ===============
Current Liabilities:
  Short-term obligations and current maturities of long-term obligations                           $    41,098        $   484,480
  Other current liabilities                                                                            638,812            619,240
                                                                                                -----------------    ---------------
                                                                                                       679,910          1,103,720
                                                                                                -----------------    ---------------
Long-term Deferred Income Taxes and Other Long-term Liabilities                                         91,861             66,137
                                                                                                -----------------    ---------------
Long-term Obligations:
  Senior notes                                                                                         137,874            141,032
  Subordinated convertible obligations                                                                  77,234            304,549
  Other                                                                                                 19,284              5,760
                                                                                                -----------------    ---------------
                                                                                                       234,392            451,341
                                                                                                -----------------    ---------------
Total Shareholders' Equity                                                                           2,382,806          2,030,277
                                                                                                -----------------    ---------------
                                                                                                   $ 3,388,969        $ 3,651,475
                                                                                                =================    ===============